February 22, 2018 Fourth Quarter and Full Year 2017 Financial Results

February 22, 2018 1 Statements contained in this presentation about future performance, including, without limitation, operating results, capital expenditures, rate base growth, dividend policy, financial outlook, and other statements that are not purely historical, are forward- looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results include, but are not limited to the: • ability of SCE to recover its costs in a timely manner from its customers through regulated rates, including costs related to San Onofre, uninsured wildfire-related liabilities, and spending on grid modernization; • ability to obtain sufficient insurance at a reasonable cost, including insurance relating to SCE's nuclear facilities and wildfire- related exposure, and to recover the costs of such insurance or, in the absence of insurance, the ability to recover uninsured losses; • decisions and other actions by the CPUC, the FERC, the NRC and other regulatory authorities, including determinations of authorized rates of return or return on equity, the 2018 GRC and the recoverability of wildfire-related costs, and delays in regulatory actions; • risks associated with the decommissioning of San Onofre, including those related to public opposition, permitting, governmental approvals, on-site storage of spent nuclear fuel, and cost overruns; • extreme weather-related incidents and other natural disasters, including earthquakes and events caused, or exacerbated, by climate change, such as wildfires; • risks associated with higher rates for utility bundled service customers because of possible customer bypass or departure due to Community Choice Aggregators (CCAs); and • risks inherent in SCE’s transmission and distribution infrastructure investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, power curtailment costs (payments due under power contracts in the event there is insufficient transmission to enable acceptance of power delivery), changes in the CAISO’s plan, and governmental approvals. Other important factors are discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis” in Edison International’s Form 10-K and other reports filed with the Securities and Exchange Commission, which are available on our website: www.edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this presentation. Forward-Looking Statements

Fourth Quarter Earnings Summary

	Q4 2017	Q4 2016	Variance
Basic Earnings Per Share (EPS)[1,2]			
SCE	$(0.33)	$1.01	$(1.34)
EIX Parent & Other	(1.34)	(0.04)	(1.30)
Discontinued Operations	–	0.04	(0.04)
Basic EPS	**$(1.67)**	**$1.01**	**$(2.68)**
Less: Non-Core Items			
SCE[3]	$(1.48)	$ –	$(1.48)
EIX Parent & Other[3]	(1.29)	–	(1.29)
Discontinued Operations[4]	–	0.04	(0.04)
Total Non-Core Items	**$(2.77)**	**$0.04**	**$(2.81)**
Core Earnings Per Share (EPS)[1]			
SCE	$1.15	$1.01	$0.14
EIX Parent & Other	(0.05)	(0.04)	(0.01)
Core EPS[1]	**$1.10**	**$0.97**	**$0.13**

Key SCE EPS Drivers		
Revenue[5]		$0.14
- CPUC – Escalation	0.11	
- CPUC – Other	0.02	
- FERC revenue	(0.01)	
- Other operating revenue	0.02	
Higher O&M		(0.01)
Higher net financing costs		(0.01)
Income taxes		0.05
Other		(0.03)
- Property and other taxes	(0.02)	
- Other income and expenses	(0.01)	
Total core drivers		$0.14
Non-core items[3]		(1.48)
Total		$(1.34)

Key EIX EPS Drivers	
EIX parent – Income taxes	$(0.03)
EEG – Higher operating revenue and other	0.02
Total core drivers	$(0.01)
Non-core items[3,4]	(1.33)
Total	$(1.34)

1. See Earnings Non-GAAP reconciliations and Use of Non-GAAP Financial Measures in Appendix
2. 2016 Income Statement was updated to reflect the implementation of the accounting standard for share-based payments effective January 2016
3. See EIX Core EPS Non-GAAP reconciliation in Appendix
4. Impact primarily related to the resolution of tax issues and other impacts related to the EME bankruptcy
5. Excludes San Onofre revenue of $0.11 and interest expense of $0.01 which was offset by income taxes of $(0.12)

Note: Diluted earnings were $(1.66) and $1.00 per share for the three months ended December 31, 2017 and 2016, respectively.

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Full Year 2017 Earnings Summary

	2017	2016	Variance
Basic Earnings Per Share (EPS)[1]			
SCE	$3.10	$4.22	$(1.12)
EIX Parent & Other	(1.37)	(0.23)	(1.14)
Discontinued Operations	–	0.03	(0.03)
Basic EPS	**$1.73**	**$4.02**	**$(2.29)**
Less: Non-Core Items			
SCE[2]	$(1.48)	$ –	$(1.48)
EIX Parent & Other[2]	(1.29)	0.02	(1.31)
Discontinued Operations[3]	–	0.03	(0.03)
Total Non-Core Items	**$(2.77)**	**$0.05**	**$(2.82)**
Core Earnings Per Share (EPS)[1]			
SCE	$4.58	$4.22	$0.36
EIX Parent & Other	(0.08)	(0.25)	0.17
Core EPS[1]	**$4.50**	**$3.97**	**$0.53**

1. See Earnings Non-GAAP reconciliations and Use of Non-GAAP Financial Measures in Appendix
2. See EIX Core EPS Non-GAAP reconciliation in Appendix
3. Impact primarily related to the resolution of tax issues and other impacts related to the EME bankruptcy
4. Excludes lower income tax benefits of $0.24 due to refunds for incremental tax benefits related to 2012 – 2014 repair deductions in 2016
5. Excludes higher income tax benefits for incremental tax repair deductions, pole-loading program-based cost of removal and tax accounting method changes of $0.46
6. Excludes San Onofre revenue of $(0.03) which was offset by depreciation of $0.01, property taxes of $0.01 and interest expense of $0.01

Note: Diluted earnings were $1.78 and $3.97 per share for the twelve months ended December 31, 2017 and 2016, respectively.

Key SCE EPS Drivers		
Revenue[4,5,6]		$0.45
- CPUC – Escalation	0.44	
- CPUC – Other	0.04	
- FERC revenue	(0.07)	
- Other operating revenue	0.04	
Lower O&M		0.07
Higher depreciation		(0.07)
Higher net financing costs		(0.06)
Income taxes[4,5]		–
Other		(0.03)
- Property and other taxes	(0.05)	
- Other operating income	0.01	
- Other income and expenses	0.01	
Total core drivers		$0.36
Non-core items[2]		(1.48)
Total		$(1.12)

Key EIX EPS Drivers		
EIX parent – Income taxes and other		$0.11
EEG		0.06
- Buyout of an earn-out provision in 2016	0.04	
- SoCore Energy goodwill impairment in 2017	(0.03)	
- Operating revenue and income tax benefits	0.05	
Total core drivers		$0.17
Non-core items[2,3]		(1.34)
Total		$(1.17)

February 22, 2018

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SCE Capital Expenditure Forecast

($ billions)



Traditional Capital Spending:
Distribution[1]
Transmission
Generation
Grid Modernization Capital Spending:
Grid Modernization[2]
$3.8
$4.2[3]
$4.8
$4.7

	2017 (Actual)	2018	2019	2020
Prior Forecast	$3.7	$4.9	$5.0	$4.9
Delta	*0.1*	*(0.7)*	*(0.2)*	*(0.2)*

$13.7 Billion 2018-2020 Capital Program

- Capital expenditure forecast incorporates GRC, FERC and non-GRC CPUC spending
  - GRC decision pending; 2018 capital plan will allow SCE to ramp up its spending program over the three-year GRC period to meet ultimately authorized capital
  - 2018 Grid Modernization spending focused on safety and reliability[2]
  - Includes $119 million of non-GRC CPUC capital for mobile home pilot program, charge ready pilot, and priority review transportation electrification projects in 2018-2019
  - Excludes standard review transportation electrification projects and Charge Ready Phase II
- Authorized/Actual may differ from forecast
  - Since the 2009 GRC, CPUC has approved 81%, 89%, and 92% of capital requested, respectively
  - SCE has no prior approval experience on grid modernization capital spending and, therefore, prior results may not be predictive
  - Forecasted FERC capital spending subject to timely receipt of permitting, licensing, and regulatory approvals

1. Includes 2018 – 2020 capital expenditures of $105 million for Mobile Home Park, $49 million for Energy Storage, $10 million for Transportation Electrification, and $4 million for Charge Ready
2. 2017 and 2018 capital expenditures related to grid modernization are included in distribution capital expenditures
3. 2018 spending at budget levels; 2019-2020 are at GRC request levels

Note: Forecasted capital spending includes CPUC, FERC and other spending. 2019-2020 based on GRC update submitted February 2018 (incorporates impact of tax reform). See Capital Expenditure/Rate Base Detailed Forecast for further information, including potential investment excluded in forecasts. Delta represents change from October 2017 Business Update.

February 22, 2018 4 EDISON INTERNATIONAL®

February 22, 2018 5 SCE Rate Base Forecast – Request Level CPUC • Rate base based on request levels from 2018 GRC Tax Reform February Update FERC • FERC rate base, including Construction Work in Progress (CWIP), is approximately 19% of SCE’s rate base by 2020 • Reflects latest capital forecast and Incentive CWIP treatment for Alberhill, Mesa and Eldorado-Lugo-Mohave projects, which FERC approved Other • Updated to include Tax Reform impact • Includes mobile home pilot program, charge ready pilot, and priority review transportation electrification ($ billions) 3-year CAGR of 9.7% Prior Forecast $26.1 $29.2 $31.7 $34.3 Delta 0.1 (0.1) 0.1 0.3 $26.2 $29.1 $31.8 $34.6 2017 (Autho ized) 2018 2019 2020 Traditional Grid Modernization Note: Weighted-average year basis. 2017 based on 2015 GRC decision. 2018-2020 based on GRC update submitted February 2018 (incorporates impact of tax reform), FERC based on latest forecast and current tax law, “rate-base offset” for the 2015 GRC decision excluded because of write off of regulatory asset related to 2012-2014 incremental tax repairs.

SCE Rate Base Forecast Updates

($ billions)

GRC Request Case	2018	2019	2020
Prior Outlook – October 2017	**$ 29.2**	**$ 31.7**	**$ 34.3**
Tax Reform			
CPUC	(0.0)	0.1	0.3
FERC	–	0.1	0.1
Subtotal Tax Reform	*(0.0)*	*0.2*	*0.4*
Other FERC Changes*			
Incentive CWIP Approval	0.2	0.3	0.5
FERC Capital Changes	(0.2)	(0.5)	(0.6)
Subtotal FERC	*(0.0)*	*(0.2)*	*(0.1)*
Other CPUC Changes	(0.0)	0.1	0.1
Total Change	***(0.1)***	***0.1***	***0.3***
Updated Outlook - February 2018	**$ 29.1**	**$ 31.8**	**$ 34.6**

*Note: Numbers may not foot due to rounding. Incentive CWIP Approval at FERC for Mesa, Alberhill and Eldorado-Lugo-Mohave accelerates the inclusion of capital spend into FERC rate base. Previously projects would have accrued AFUDC until project in-service date and then become part of rate base. FERC Capital Changes reflects impacts of latest capital forecast. Permanent capital efficiencies related to SCE's transmission line remediation program make up approximately $0.2 of the $0.6 billion reduction by 2020. The remainder is primarily due to timing of major project spend.

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SCE Large Transmission Projects

Summary of Large Transmission Projects			
Project Name	**Total Cost[3]**	**Remaining Investment (as of Dec 31, 2017)**	**Estimated In-Service Date**
West of Devers[1,2]	$848 million	$757 million	2021
Mesa Substation[1]	$646 million	$568 million	2022
Alberhill System	$486 million	$449 million	2021
Riverside Transmission Reliability	$405 million	$397 million	2023
Eldorado-Lugo-Mohave Upgrade	$233 million	$202 million	2021

FERC Cost of Capital

11.5% ROE in 2018 (subject to refund):

- ROE = Requested Base of 10.3% + CAISO Participation + weighted average of individual project incentives
  - Application for 2018 FERC Formula recovery mechanism filed on October 27, 2017
  - Requested 50 bp CAISO adder; approved, but application for rehearing requested by CPUC
  - ROE and proposed 2018 Transmission Revenue Requirement are accepted and suspended pending settlement discussions



Boulder City, NV
Laughlin, NV
Hesperia
San Bernardino
Vista
El Casco
Mesa
Jurupa Valley
Riverside
Devers
Alberhill System
SCE Service Territory
West of Devers
Riverside Transmission Reliability
Mesa 500kV Substation
Alberhill System
Eldorado-Lugo-Mohave Upgrade

1. CPUC approved
2. Morongo Transmission holds an option to invest up to $400 million, or half of the estimated cost of the transmission facilities only, at the in-service date. If the option is exercised, SCE's rate base would be offset by that amount
3. Total Costs are nominal direct expenditures, subject to CPUC and FERC cost recovery approval. SCE regularly evaluates the cost and schedule based on permitting processes, given that SCE continues to see delays in securing project approvals

February 22, 2018 7 EDISON INTERNATIONAL

February 22, 2018 8 2018 Financial Assumptions ($ billions) SCE Capital Expenditures SCE Authorized Cost of Capital Other Items CPUC Return on Equity 10.3% CPUC Capital Structure 48% equity 43% debt 9% preferred FERC Return on Equity 11.5% with incentives (subject to refund pending FERC decision) EIX will provide 2018 earnings guidance after a final decision in the SCE 2018 General Rate Case Distribution $3.4 Transmission 0.6 Generation 0.2 2018 Plan $4.2 SCE Weighted Average Rate Base • FERC comprises about 20% of total rate base in 2018 • Based on GRC update submitted February 2018; incorporates impact of tax reform Traditional $28.8 Grid Mod 0.3 2018 Request $29.1 • Based on 2018 forecasted expenditures at SCE • Incremental wildfire insurance obtained at year-end at cost of ($0.29) per share; CPUC has not yet addressed recovery of these premiums or any other costs in excess of what has been requested in the GRC • Energy efficiency up to $0.03 per share • Revenues recorded at 2017 levels until 2018 GRC decision is received (retroactive to January 1, 2018) • 2018 EIX Parent and Other EPS guidance range: ($0.25) to ($0.30) per share  Increased holding company drag to 2 cents per share per month related to lower tax shield and higher interest expense  Includes EPS estimate for Edison Energy Group; continued progress to breakeven run rate by year-end 2019

2018 SCE General Rate Case (GRC)

- 2018 GRC Application (A. 16-09-001) filed September 1, 2016
- Addresses CPUC jurisdictional revenue requirement for 2018-2020
  - Includes operating costs and capital investment
  - Excludes CPUC jurisdictional costs such as fuel and purchased power, cost of capital and other potential SCE capital projects (transportation electrification, Charge Ready, and storage outside of the GRC)
  - Excludes FERC jurisdictional transmission
- SCE's Updated Testimony for tax reform was filed February 16, 2018, and requests 2018 GRC revenue requirement of $5.534 billion
  - $106 million decrease over 2017 GRC revenue requirement
  - Requests post test year GRC revenue requirement increases: $431 million in 2019 and $503 million in 2020
  - The requested increase represents an estimated 3% compound annual growth rate in total rates between 2017-2020
- GRC filing advances SCE strategy focusing on safety and reliability by continuing infrastructure investment and beginning grid modernization investments, mitigating customer rate impacts through lower operating costs


Estimated
2016
2017
2018
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
GRC Application Filed
Intervenor Testimony
Rebuttal
Evidentiary Hearings
Proposed Decision
Final Decision

Note: Schedule was set by CPUC, but excludes timing of final decision. The schedule is subject to change over the course of the proceeding.

February 22, 2018 9 EDISON INTERNATIONAL®

February 22, 2018 10 Appendix

SCE Annual Results of Operations

($ millions)

- Earning activities – revenue authorized by CPUC and FERC to provide reasonable cost recovery and return on investment
- Cost-recovery activities – CPUC- and FERC-authorized balancing accounts to recover specific project or program costs, subject to reasonableness review or compliance with upfront standards

	2017			2016		
	Earning Activities	Cost-Recovery Activities	Total Consolidated	Earning Activities	Cost-Recovery Activities	Total Consolidated
Operating revenue	$6,611	$5,643	$12,254	$6,504	$5,326	$11,830
Purchased power and fuel	—	4,873	4,873	—	4,527	4,527
Operation and maintenance	1,902	769	2,671	1,939	798	2,737
Depreciation and amortization	2,032	—	2,032	1,998	—	1,998
Property and other taxes	372	—	372	351	—	351
Impairment and other charges	716	—	716	—	—	—
Other operating income	(8)	—	(8)	—	—	—
Total operating expenses	5,014	5,642	10,656	4,288	5,325	9,613
Operating income	1,597	1	1,598	2,216	1	2,217
Interest expense	(588)	(1)	(589)	(540)	(1)	(541)
Other income and expenses	97	—	97	79	—	79
Income before income taxes	1,106	—	1,106	1,755	—	1,755
Income tax (benefit) expense	(30)	—	(30)	256	—	256
Net income	1,136	—	1,136	1,499	—	1,499
Preferred and preference stock dividend requirements	124	—	124	123	—	123
Net income available for common stock	$1,012	$—	$1,012	$1,376	$—	$1,376
Less: Non-core earnings			(481)			—
Core Earnings			$1,493			$1,376

Note: See Use of Non-GAAP Financial Measures.

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Earnings Non-GAAP Reconciliations

($ millions)

Reconciliation of EIX GAAP Earnings to EIX Core Earnings

Earnings Attributable to Edison International	Q4 2017	Q4 2016 (*)	2017	2016
SCE	$(109)	$328	$1,012	$1,376
EIX Parent & Other	(436)	(12)	(447)	(77)
Discontinued Operations	–	13	–	12
Basic Earnings	**$(545)**	**$329**	**$565**	**$1,311**
Non-Core Items				
SCE[1]	$(481)	$ –	$(481)	$ –
EIX Parent & Other[2]	(421)	–	(420)	5
Discontinued Operations[3]	–	13	–	12
Total Non-Core	**$(902)**	**$13**	**$(901)**	**$17**
Core Earnings				
SCE	$372	$328	$1,493	$1,376
EIX Parent & Other	(15)	(12)	(27)	(82)
Core Earnings	**$357**	**$316**	**$1,466**	**$1,294**

(*) 2016 Income Statement was updated to reflect the implementation of the accounting standard for share-based payments effective January 2016

1. Includes impairment and other charges of $716 million ($448 million after-tax) related to the Revised San Onofre Settlement Agreement and $33 million tax expense from the re-measurement of deferred taxes as a result of Tax Reform
2. Includes tax expense of $433 million recorded in the fourth quarter of 2017 for the re-measurement of deferred taxes as a result of Tax Reform. Also includes income related to losses (net of distributions) allocated to tax equity investors under the HLBV accounting method of $20 million ($12 million after-tax) and $21 million ($13 million after-tax) for the quarter and year-end ended December 31, 2017, respectively, compared to income of $1 million (less than $1 million after-tax) and $9 million ($5 million after-tax) for the same periods in 2016, respectively
3. Includes income from discontinued operations of $13 million after-tax and $1 million ($12 million after-tax) for the quarter and year-end ended December 31, 2016, respectively, which was primarily related to the resolution of tax issues related to EME

Note: See Use of Non-GAAP Financial Measures.

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February 22, 2018 13 EIX Core EPS Non-GAAP Reconciliations Basic EPS Non-Core Items SCE Write down, impairment and other charges Re-measurement of deferred taxes Insurance recoveries Edison International Parent and Other Re-measurement of deferred taxes Edison Capital sale of affordable housing portfolio Income from allocation of losses to tax equity investor Discontinued operations Less: Total Non-Core Items Core EPS Reconciliation of Edison International Basic Earnings Per Share to Edison International Core Earnings Per Share (26%) 5% Note: See Use of Non-GAAP Financial Measures. $3.13 (1.18) — 0.04 — 0.03 0.03 0.11 (0.97) $4.10 Earnings Per Share Attributable to Edison International CAGR20172015 $4.02 — — — — — 0.02 0.03 0.05 $3.97 2016 $1.73 (1.38) (0.10) — (1.33) — 0.04 — (2.77) $4.50

February 22, 2018 14 Use of Non-GAAP Financial Measures Edison International's earnings are prepared in accordance with generally accepted accounting principles used in the United States. Management uses core earnings internally for financial planning and for analysis of performance. Core earnings are also used when communicating with investors and analysts regarding Edison International's earnings results to facilitate comparisons of the Company's performance from period to period. Core earnings are a non-GAAP financial measure and may not be comparable to those of other companies. Core earnings (or losses) are defined as earnings or losses attributable to Edison International shareholders less income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings, such as: exit activities, including sale of certain assets, and other activities that are no longer continuing; asset impairments and certain tax, regulatory or legal settlements or proceedings. A reconciliation of Non-GAAP information to GAAP information is included either on the slide where the information appears or on another slide referenced in this presentation. EIX Investor Relations Contact Sam Ramraj, Vice President (626) 302-2540 sam.ramraj@edisonintl.com Allison Bahen, Senior Manager (626) 302-5493 allison.bahen@edisonintl.com